GARLAND BRUCE STEVENS

Box 1041, 1502 Glacier Drive

Stewart, B.C.

V0T 1W0

April 30, 2007

COASTAL PACIFIC MINING CORP.

927 Drury Avenue N.E.

Calgary, Alberta

T2E 0M3

Attention:  Larry Taylor

Dear Sirs:

Re: Violet East Mineral Claim

The purpose of this letter is to set out the terms and conditions upon which Garland Bruce Stevens (the “Vendor”) has sold to Coastal Pacific Mining Corp. (the “Buyer”), the Vendor’s title to and interests in Tenure Number 530021, Event Number 4150607, known as Violet East (the “Property”) as more particularly described in Schedule “A”, attached hereto and forming part of this letter agreement (“Letter Agreement”).

Effective as of April 30, 2007, the date in which the Vendor was paid in full (the “Effective Date”), it is agreed and accepted by the Buyer, that this letter is intended to and does create binding and enforceable legal agreements and obligations between the Vendor and the Buyer with respect to the matters addressed herein, and the obligations of the Vendor and the Buyer to conclude the transactions contemplated by this Letter Agreement are subject only to the conditions outlined under the heading “Conditions to Closing”.

In consideration of the mutual covenants and agreements contained in this Letter Agreement, our agreement is as follows:

Purchase Terms

Subject to the terms and conditions contained in this Letter Agreement, the Vendor and the Buyer hereby agree that the Vendor shall sell, assign and transfer to the Buyer (or to the entity designated by the Buyer), and the Buyer shall purchase, all of the Vendor’s title to and interests in the Property immediately upon removal of all Conditions on Closing.  The purchase price for the Vendor’s interest in the Property shall be comprised of one lump sum cash payment of FIFTEEN THOUSAND (Cdn$15,000.00) dollars (the “Cash to Close”) which payment has been delivered to the Vendor by Ox financial Corp. on behalf of the Buyer, as of April 3, 2007.  The Cash to Close is to be held in the Vendor’s solicitor’s trust until such time as the Buyer is in receipt of evidence of registration of Mineral Title to Tenure No. 530021 in the Buyer’s name, being the closing date (the “Closing Date’).

Conditions to Closing

The obligations of the parties to conclude the transactions contemplated by this Letter Agreement are subject to the following conditions:

1)

The receipt by the Vendor and the Buyer of all necessary regulatory, governmental, shareholder or other approvals with respect to the transactions contemplated by this Letter Agreement.

2)

The approval of this Letter Agreement and the transactions contemplated by this Letter Agreement by the Board of Directors of the Buyer.

3)

Completion of due diligence investigations by the Buyer with respect to the Vendor’s title to and interests in the Property within ten (10) days of the Effective Date, the results of which shall be satisfactory to the Buyer, in its sole discretion.

Representations

1)

The Vendor represents and warrants to the Buyer that it has good and marketable title to the Property, free and clear of all encumbrances other than those reflected in the underlying agreements or otherwise disclosed to the Buyer in writing, and has the legal right and authority to sell to the Buyer all of its interest in the Property.

2)

The Vendor represents and warrants to the Buyer that, except as disclosed to the Buyer in writing, all royalties and other payments and taxes related to the Property, the underlying agreements and otherwise to the Vendor’s interest in the Property, have been timely and properly paid in full, and that there are no accrued and unpaid amounts in respect of any such payments.

3)

The parties each represent and warrant to the other party that it has due and sufficient right and authority to enter into this Letter Agreement on the terms and conditions herein set forth, and that this Letter Agreement constitutes a valid and binding obligation of each such party, enforceable in accordance with its terms.

Access to and Return of Information

Immediately following execution and delivery of this Letter Agreement by both parties, the Vendor agrees to provide the Buyer, or its representatives, access to the books, records, financial statements, and other records and information relating to the Property and the Vendor’s title to and interests therein, and all other information about the Property and the Vendor’s title to and interests therein reasonably requested by the Buyer, to enable the Buyer to complete its due diligence investigations with respect to the Vendor’s title to and interests in the Property.  The Buyer agrees that it will use such information only for the purpose of enabling it to determine if it wishes to complete the transactions contemplated by this Letter Agreement.

If the transactions contemplated by this Letter Agreement are not completed, the Buyer agrees that it will promptly return or provide to the Vendor any information obtained by it in connection with its due diligence investigations (including any information provided to the Buyer by the Vendor in accordance with this section).  This section shall survive any termination of this Letter Agreement.

Due Diligence Investigations

Buyer shall be under no obligation to continue with its due diligence investigations or to consummate the transactions contemplated by this Letter Agreement if, at any time, the results of its due diligence investigation are not satisfactory to the Buyer for any reason in its sole discretion.

Non-Disclosure and Confidentiality

Each party agrees that it will not, without the prior written consent of the other party, disclose publicly or to any third party the terms and conditions of this Letter Agreement or the subsequent negotiations between the parties, except as required by law.  In particular, each party agrees to provide the other with reasonable opportunity to review any proposed public disclosure with respect to this Letter Agreement or the transactions contemplated thereby.  In addition, each party acknowledges that as part of the transactions contemplated by this Letter Agreement, it may come into possession of material non-public information regarding the other party.  Each party agrees to keep such information strictly confidential and to use such information only for purposes of the transactions contemplated in this Letter Agreement.  For greater certainty, nothing in this section shall prevent a party from disclosing confidential information about the other party to its own directors, officers, employees or advisors who need to know such information in order to assist such party in completing the transactions contemplated in this Letter Agreement.  This section shall survive any termination of this Letter Agreement.

Costs and Fees

Both the Vendor and the Buyer shall be responsible for payment of their own expenses, including legal and accounting fees, in connection with the execution of this Letter Agreement and the transactions contemplated hereby, whether or not such transactions are completed.

Legal Jurisdiction

This letter shall be governed by and construed under the laws applicable in the Province of Alberta, Canada.

Time of the Essence

Time shall be of the essence of this Letter Agreement.

Yours truly,

Per:  /s/  Garland Bruce Stevens_________

Garland Bruce Stevens

BUYER hereby accepts the above terms this 30th day of April, 2007.

COASTAL PACIFIC MINING CORP.

Per:  /s/ Larry Taylor____________________

Larry Taylor, President

SCHEDULE “A”

PROPERTY DESCRIPTION

The Property, known as the Violet East claim, is within the property known as the Axe Property consisting of 14 Claims (223 Units) located in the Liard Mining Division, located on the Klastline Plateau within the Stikine Arch of northwestern British Columbia, approximately 200 kilometres north of Steward, British Columbia.  The Property area consists of approximately 431.632 hectares.

The Property, known as the Violet East claim, is registered with the Government of British Columbia, Mineral Titles section as follows:

Tenure Number ID:

530021

Tenure Type:

Mineral (M)

Tenure Sub Type:

Claim (C)

Title Type:

Mineral Cell Title Submission (MCX)

Claim Name:

Violet East

Area in Hectares:

431.632

Map Number:

104G